                               EXHIBIT (8)(j)(2)
                               -----------------

             FORM OF AMENDED SCHEDULE A TO PARTICIPATION AGREEMENT
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                        Participation Agreement Addendum

                                  SCHEDULE A
                                  ----------
                                   Accounts
                                   --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company, formerly PFL Life Insurance Company.

                                                                                     Date of Resolutions of
                                                                                      Company's Board which
           Name of Contracts                         Name of Accounts                established the Accounts
           -----------------                         ----------------                ------------------------
    Fidelity Income Plus Individual                 Fidelity Variable              August 24, 1979 (by an affiliate
       Variable Annuity Contracts                    Annuity Account                 subsequently acquired by the
                                                                                               Company)

 Transamerica Landmark and Transamerica
    Landmark ML Individual and Group              Separate Account VA B                     January 19, 1990
       Variable Annuity Contracts


  Transamerica Freedom Individual and
    Group Variable Annuity Contracts              Separate Account VA B                     January 19, 1990



  Retirement Income Builder Individual     Retirement Builder Variable Annuity
       Variable Annuity Contracts                        Account                             March 29, 1996

   Immediate Income Builder Variable       Retirement Builder Variable Annuity
           Annuity Contracts                             Account                             March 29, 1996


  Portfolio Select Individual Variable     Retirement Builder Variable Annuity
           Annuity Contracts                             Account                             March 29, 1996


Retirement Income Builder II Individual    Retirement Builder Variable Annuity
       Variable Annuity Contracts                        Account                             March 29, 1996


           Transamerica Extra                     Separate Account VA C                     February 20, 1997
          Individual and Group
       Variable Annuity Contracts

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
   Transamerica Access Individual and
                 Group                            Separate Account VA D                   February 20, 1997
       Variable Annuity Contracts


  Privilege Select Individual Variable            Separate Account VA E                   February 20, 1997
           Annuity Contracts

              Advantage V                       PFL Corporate Account One                  August 10, 1998


              PFL Variable                     PFL Variable Life Account A                  July 1, 1999
         Universal Life Policy

 Legacy Builder Plus Variable Universal      Legacy Builder Separate Account                July 1, 1999
              Life Policy

In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company        Variable Insurance Products Fund
(formerly PFL Life Insurance Company)

By:    ______________________________      By:    ____________________________

Name:  ______________________________      Name:  ____________________________

Title: ______________________________      Title: ____________________________

Date:  ______________________________      Date:  ____________________________


Fidelity Distributors Corporation          Variable Insurance Products Fund II

By:    ______________________________      By:    ____________________________

Name:  ______________________________      Name:  ____________________________

Title: ______________________________      Title: ____________________________

Date:  ______________________________      Date:  ____________________________